UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2016

BIOTRICITY INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201719	47-2548273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

75 International Blvd., Suite 300 Toronto, ON	M9W 6L9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 214-3678

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 8, 2016 and August 12, 2016, Biotricity Inc. (the “Registrant”) became obligated under subscription agreements (the “Subscription Agreements”), by and among the Company and the lending parties set forth on the signature page attached thereto (the “Purchasers”), for the issuance of an aggregate principal amount of $300,000 unsecured convertible promissory notes (the “Notes”). The Notes are part of an offering to accredited investors (the “Offering”), for up to $2,500,000 (increased from the original $1,000,000) aggregate principal amount the Notes and warrants to purchase the Registrant’s securities (the “Warrants”), of which $1,150,000 have previously been sold.

The Registrant intends to use the net proceeds of the Offering for the Registrant’s working capital and general corporate purposes.

The Notes bear interest at a rate of 10% per annum, payable at the earlier of one year from the issue date of the Notes or the consummation of the next equity round of financing of the Registrant in whatever form or type that raises in excess of $3,000,000 gross proceeds (a “Qualified Financing”). The Notes and accrued but unpaid interest thereon (“Outstanding Balance”) are convertible upon a Qualified Financing into securities issued in the Qualified Financing (“New Round Stock”), based upon the lesser of: (i) $1.60 per New Round Stock and (ii) the quotient obtained by dividing (x) the Outstanding Balance on the conversion date multiplied by 1.20 by (y) the actual price per New Round Stock in the Qualified Financing. The Notes and the Warrants are further subject to a “most-favored nation” clause in the event the Registrant, prior to maturity of the Notes, consummates a financing that is not a qualified financing.

Upon the maturity date of the Notes, the Registrant will also issue Warrants exercisable into a number of shares of Registrant securities equal to (i) in the case of a Qualified Financing, the number of shares of New Round Stock issued upon conversion of the Note and (ii) in all other cases, the number of shares of Registrant common stock equal to the quotient obtained by dividing the Outstanding Balance by 2.00.

The Notes contain customary events of default, which, if uncured, entitle each Noteholder to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Notes.

The issuance of the Notes and the Warrants pursuant to the Subscription Agreements will not be registered under the Securities Act. The Registrant relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering, and the safe harbor under Regulation D, Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the Notes, the Warrants and the Subscription Agreements are not complete and is qualified in its entirety by reference to the terms of the Notes, the Warrants and the Subscription Agreements, forms of which were filed with the Registrant’s Annual Report on Form 10-K for the transition period ended December 31, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference insofar as it relates to the creation of a direct financial obligation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 12, 2016

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer

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